EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

DeVry Inc.
Subsidiaries:	DeVry University, Inc.(14)
DeVry New York, Inc.
DeVry Leasing Corporation
DeVry Educational Products, Inc.
DeVry International Holdings L.L.C.
Ross Health Sciences, Inc.
Dominica Services Inc.(1)
Ross University Services, Inc.(1)
International Education Holdings, Inc.(2)(14)
Becker Professional Development Corporation
DeVry/Becker Educational Development Corp.
Newton Becker Limited(4), a Hong Kong company
Becker CPA Review Limited(4), an Israeli company
Chamberlain College of Nursing and Health Sciences, Inc.
Chamberlain College of Nursing, LLC(5)
Advanced Academics Inc.
Heartland Health Science University, Inc.
College Finance Corporation
U.S. Education Corporation(14)
DeVry University, Inc.
Subsidiaries:	DeVry Educational Development Corp.
DeVry Canada, LLC
DeVry Colorado, LLC
DeVry Florida, LLC
DeVry Institute of Technology, Inc.
DeVry Virginia, LLC
Missouri Institute of Technology, Inc.
Provost & Associates, Inc.
International Education Holdings, Inc.
Subsidiaries:	Global Education International, a Barbados company
Ross University Management, Inc.(6), a St. Lucia company
Ross University School of Medicine, School of Veterinary Medicine Limited(7), a Dominica company
Ross University School of Medicine, School of Veterinary Medicine (St. Kitts) Limited(7), a St. Kitts company
Ross (Bahamas) Ltd. (7), a Bahamas company
Global Education International BV, a Netherlands company
Fanor(7)(8), a Brazilian company
Faculdades Nordeste, a Brazilian company(9)
Faculdade Ruy Barbosa, a Brazilian company(9)
Faculdade FTE AREA 1, a Brazilian company(9)
U.S. Education Corporation
Subsidiaries:	PCC Acquisition Corporation
American Institute of Health Technology(10)
EdCOA, Inc.
Western College of Southern California, Inc.(11)
Silicon Valley College(11)
Apollo Acquisition Corporation
Apollo College Inc.(12)
Apollo College - Tucson, Inc.(13)
Apollo College - Westside, Inc. (13)
Apollo College - Spokane, Inc. (13)
Apollo College of New MexicoLLC (13)
Apollo College - Phoenix, Inc. (13)
Apollo College - Tri-City, Inc. (13)
Apollo College - Portland, Inc. (13)

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(1)	Subsidiary of Ross Health Sciences, Inc.

(2)	1% owned by DeVry Inc. and 99% owned by Ross University Services, Inc.

(3)	Subsidiary of DeVry/Becker Educational Development Corp.

(4)	Subsidiary of Chamberlain College of Nursing and Health Sciences, Inc.

(5)	Subsidiary of Global Education International, a Barbados company

(6)	Subsidiary of Ross University Management, Inc.

(7)	Subsidiary of Global Education International BV, a Netherlands company

(8)	82.4% owned by Global Education International BV

(9)	Subsidiary of Fanor

(10)	Subsidiary of PCC Acquisition Corporation

(11)	Subsidiary of EdCOA, Inc.

(12)	Subsidiary of Apollo Acquisition Corporation

(13)	Subsidiary of Apollo College, Inc.

(14)	Subsidiaries of DeVry University, Inc., International Education Holdings, Inc. and U.S. Education Corporation are listed below.